UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2005 (March 2, 2005)

TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

2401 Fountainview, Suite 920, Houston, Texas (Address of principal executive offices)	77057 (Zip Code)

(713) 780-9926
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The information included in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into Item 1.01 of this Current Report on Form 8-K.

Item 1.03    Bankruptcy or Receivership.

On March 2, 2005 Trico Marine Services, Inc. (the “Company” or “Trico”) announced that the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered a supplemental order approving certain modifications to the credit agreement for the $75 million exit facility that Trico has negotiated with its existing U.S. senior secured lenders (the “Exit Facility”). Provided that there are no appeals from the Bankruptcy Court’s supplemental order during the mandatory ten-day waiting period, the Company anticipates closing the Exit Facility and emerging from Chapter 11 on or about March 15, 2005. The Company and two of its wholly-owned subsidiaries filed voluntary petitions for relief under Chapter 11 on December 21, 2004. On January 21, 2005, the Bankruptcy Court confirmed the Company’s prepackaged plan of reorganization.

The Exit Facility provides for certain financial and other covenants including, but not limited to, affirmative and negative covenants with respect to additional indebtedness, new liens, declaration or payment of dividends, sales of assets, acquisitions, loans, investments, capital expenditures, minimum EBITDA amd minimum leverage ratio. Payment under the Exit Facility may be accelerated following certain events of default including, but not limited to, failure to make payments when due, noncompliance with covenants, breaches of representations and warranties, commencement of insolvency proceedings, entry of judgment in excess of $5 million and occurrence of a material adverse effect. The Exit Facility matures on February 21, 2010.

The foregoing description of the Exit Credit Agreement is qualified in its entirety by reference to the Exit Facility, a copy of which was attached as Exhibit 10.1 to the Company’s Form 8-K filed on February 22, 2005 and is incorporated herein by reference.

A copy of the press release announcing the Bankruptcy Court’s approval of the modifications to the Exit Facility is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.03.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into Item 2.03 of this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

*10.1	$75,000,000 Credit Agreement (Exit) dated as of February 21, 2005 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on February 22, 2005).
99.1	Press release issued by Trico Marine Services, Inc. dated March 2, 2005.

___________
*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
By: /s/ Thomas E. Fairley
Thomas E. Fairley President and Chief Executive Officer

Dated: March 4, 2005